EXHIBIT 1.1

MASSACHUSETTS RRB SPECIAL PURPOSE TRUST 2005-1

RATE REDUCTION CERTIFICATES

BEC FUNDING II, LLC	CEC FUNDING, LLC

BOSTON EDISON COMPANY	COMMONWEALTH ELECTRIC COMPANY

UNDERWRITING AGREEMENT

New York, New York

[•], 2005

To the Representatives named in Schedule I

    hereto of the Underwriters named in

    Schedule II hereto

Ladies and Gentlemen:

1. Introduction. Massachusetts RRB Special Purpose Trust 2005-1, a Delaware statutory trust to be formed (the “Trust”), will sell to the underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, the principal amount of Massachusetts RRB Special Purpose Trust 2005-1 Rate Reduction Certificates identified in Schedule I hereto (the “Certificates”). If the firm or firms listed in Schedule I hereto include only the firm or firms listed in Schedule II hereto, then the terms “Underwriters” and “Representatives,” as used herein, shall each be deemed to refer to such firm or firms.

The Trust will be formed pursuant to a Declaration of Trust to be dated prior to the Closing Date (as hereinafter defined) (the “Declaration of Trust”), by The Bank of New York (Delaware), as Delaware Trustee (the “Delaware Trustee”), and the Massachusetts Development Finance Agency, which does business as MassDevelopment and the Massachusetts Health and Educational Facilities Authority (each an “Agency,” and, collectively, the “Agencies”), acting jointly as settlors thereunder pursuant to Chapter 164 of the Massachusetts Acts of 1997 (the “Statute”). The Certificates will be issued pursuant to a Certificate Indenture dated as of [?], 2005 (the “Certificate Indenture”), between the Trust, the Delaware Trustee and The Bank of New York, as Certificate Trustee (the “Certificate Trustee”). The assets of the Trust will consist solely of (i) the BEC Funding II, LLC Notes (the “BEC Notes”), issued by BEC Funding II, LLC, a Delaware limited liability company (the “BEC Note Issuer”), and the payments received with respect thereto and (ii) the CEC Funding, LLC Notes (the “CEC Notes” and together with the BEC Notes, the “Notes”), issued by CEC Funding, LLC, a Delaware limited liability company (the “CEC Note Issuer,” and together with the BEC Note Issuer, the “Note Issuers”), and the payments received with respect thereto. The BEC Notes will be issued pursuant to a Note Indenture dated as of [•], 2005 (the “BEC Note Indenture”), between the BEC Note Issuer and The Bank of New York, as Note Trustee (the “Note Trustee”), and purchased by the Trust pursuant to a Note Purchase Agreement, dated as of [•], 2005 (the “BEC Note Purchase Agreement”), between the BEC Note Issuer and the Trust. The CEC Notes will be issued pursuant to a Note Indenture, dated as of [•], 2005 (the “CEC Note Indenture,” and together with the BEC Note Indenture, the “Note Indentures”), between the CEC Note Issuer and the Note Trustee, and purchased by the Trust pursuant to a Note Purchase Agreement, dated as of [•], 2005 (the “CEC Note Purchase Agreement,” and together with the BEC Note Purchase Agreement, the “Note Purchase Agreements”), between the CEC Note Issuer and the Trust. Each Class of Certificates will correspond to a Class of BEC Notes and to a Class of CEC Notes and will represent fractional undivided beneficial interests in such underlying Classes of Notes and the proceeds thereof. The Notes will be secured primarily by, and will be payable from, the Transition Property of each Note Issuer described in the Issuance Advice Letter. Boston Edison Company, a Massachusetts corporation (“Boston Edison”), will sell its Transition Property to the BEC Note Issuer pursuant to a Transition Property Purchase and Sale Agreement dated as of [•], 2005 (the “BEC Sale Agreement”), between Boston Edison, as seller, and the BEC Note Issuer. Commonwealth Electric Company, a Massachusetts corporation (“Commonwealth Electric,” and with Boston Edison, the “Companies”), will sell its Transition Property to the CEC Note Issuer pursuant to a Transition Property Purchase and Sale Agreement dated as of [•], 2005 (the “CEC Sale Agreement,” and together with the BEC Sale Agreement, the “Sale Agreements”), between Commonwealth Electric, as seller, and the CEC Note Issuer. The Transition Property sold pursuant to the BEC Sale Agreement will be serviced pursuant to a Transition Property Servicing Agreement dated as of [•], 2005 (as amended and supplemented from time to time, the “BEC Servicing Agreement”), between Boston Edison, as servicer, and the BEC Note Issuer, and the Transition Property sold pursuant to the CEC Sale Agreement will be serviced pursuant to a Transition Property Servicing Agreement dated as of [•], 2005 (as amended and supplemented from time to time, the “CEC Servicing Agreement,” and together with the BEC Servicing Agreement, the “Servicing Agreements”), between Commonwealth Electric, as servicer, and the CEC Note Issuer.

Capitalized terms used and not otherwise defined herein shall have the respective meanings given to them in the Note Indenture.

2. Representations and Warranties. Each of Boston Edison, Commonwealth Electric, the BEC Note Issuer and the CEC Note Issuer represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 2. Certain terms used in this Section 2 are defined in Section 2(c) below.

(a) If the offering of the Certificates is a Delayed Offering (as specified in Schedule I hereto), paragraph (i) below is applicable and, if the offering of the Certificates is a Non-Delayed Offering (as so specified), paragraph (ii) below is applicable.

(i) The Note Issuers, the Notes and the Certificates meet the requirements for the use of Form S-3 under the Securities Act of 1933 (the “Act”), and the Note Issuers have filed with the Securities and Exchange Commission (the “SEC”) a registration statement (file number 333-120164) on such Form, including a Basic Prospectus, for registration under the Act of the offering and sale of the Certificates. The Note Issuers may have filed one or more amendments thereto, and may have used a Preliminary Final Prospectus, each of which has previously been furnished to you. Such registration statement, as so amended, and in the form heretofore delivered to you, has become effective. The offering of the Certificates is a Delayed Offering and, although the Basic Prospectus may not include all the information with respect to the Certificates and the offering thereof required by the Act and the rules thereunder to be included in the Final Prospectus, the Basic Prospectus includes all such information required by the Act and the rules thereunder to be included therein as of the Effective Date. The Note Issuers will next file with the SEC pursuant to Rules 415 and 424(b)(2) or (5) a final supplement to the form of prospectus included in such registration statement relating to the Certificates and the offering thereof. As filed, such final prospectus supplement shall include all required information with respect to the Certificates and the offering thereof and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Final Prospectus) as the Note Issuers have advised you, prior to the Execution Time, will be included or made therein

(ii) The Note Issuers, the Notes and the Certificates meet the requirements for the use of Form S-3 under the Act and the Note Issuers have filed with the SEC a registration statement (file number 333-120164) on such Form, including a Basic Prospectus, for registration under the Act of the offering and sale of the Certificates. The Note Issuers may have filed one or more amendments thereto, including a Preliminary Final Prospectus, each of which has previously been furnished to you. The Note Issuers will next file with the SEC either (x) a final prospectus supplement relating to the Certificates in accordance with Rules 430A and 424(b)(1) or (4), or (y) prior to the effectiveness of such registration statement, an amendment to such registration statement, including the form of final prospectus supplement. In the case of clause (x), the Note Issuers have included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in the Final Prospectus with respect to the Certificates and the offering thereof. As filed, such final prospectus supplement or such amendment and form of final prospectus supplement shall contain all Rule 430A information, together with all other such required information, with respect to the Certificates and the offering thereof and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Final Prospectus) as the Note Issuers have advised you, prior to the Execution Time, will be included or made therein

(b) On the Effective Date, the Registration Statement did or will, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Securities Exchange Act of 1934 (the “Exchange Act”) and the Trust Indenture Act of 1939 (the “Trust Indenture Act”) and the respective rules thereunder; on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date the Note Indentures and the Certificate Indenture did or will comply in all material respects with the requirements of the Trust Indenture Act and the rules and regulations thereunder; and, on the Effective Date, the Final Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that neither Note Issuer nor any Company makes any representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statements of Eligibility and Qualification (Forms T-1) under the Trust Indenture Act of the Note Trustee and the Certificate Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Note Issuers by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto). No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted.

(c) The items which follow, when used in this Agreement, shall have the meanings indicated. The term “the Effective Date” shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective. “Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto. “Basic Prospectus” shall mean the prospectus referred to in paragraph (a)(i) above contained in the Registration Statement at the Effective Date including, in the case of a Non-Delayed Offering, any Preliminary Final Prospectus. “Preliminary Final Prospectus” shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Certificates and the offering thereof and is used prior to filing of the Final Prospectus. “Final Prospectus” shall mean the prospectus supplement relating to the Certificates that is first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus or, if, in the case of a Non-Delayed Offering, no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Certificates, including the Basic Prospectus, included in the Registration Statement at the Effective Date. “Registration Statement” shall mean the registration statement referred to in paragraph (a)(i) above, including all incorporated documents, exhibits and financial statements, as amended at the Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing

Date (as hereinafter defined), shall also mean such registration statement as so amended. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A. “Rule 415,” “Rule 424,” “Rule 430A” and “Regulation S-K” refer to such rules or regulation under the Act. “Rule 430A Information” means information with respect to the Certificates and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A. Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the tenors “amend,” “amendment” or “supplement” with respect to the Registration Statement shall be deemed to refer to and include any annual report on Form 10-K incorporated by reference in the Registration Statement filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date of the Registration Statement, and with respect to the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. A “Non-Delayed Offering” shall mean an offering of Certificates which is intended to commence promptly after the effective date of a registration statement, with the result that, pursuant to Rules 415 and 430A, all information (other than Rule 430A Information) with respect to the Certificates so offered must be included in such registration statement at the effective date thereof. A “Delayed Offering” shall mean an offering of Certificates pursuant to Rule 415 which does not commence promptly after the effective date of a registration statement, with the result that only information required pursuant to Rule 415 need be included in such registration statement at the effective date thereof with respect to the Certificates so offered. Whether the offering of the Certificates is a Non-Delayed Offering or a Delayed Offering shall be set forth in Schedule I hereto

3. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Trust will sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Trust, at the purchase price for each class of Certificates set forth in Schedule II hereto, the respective principal amount of each class of Certificates set forth opposite the name of each Underwriter on Schedule II hereto. Simultaneously with the execution and delivery of this Agreement, and as a condition precedent to the effectiveness of this Agreement, the Agencies will deliver to the Companies, the Note Issuers and the Representatives an executed copy of the certificate attached hereto as Appendix A.

4. Delivery and Payment. Delivery of and payment for the Certificates shall be made at 9:00 AM Eastern Standard Time on [•], 2005, which date and time may be postponed by agreement between the Representatives and the Note Issuers or as provided in Section 9 hereof (such date and time of delivery and payment for the Certificates being herein called the “Closing Date”). Delivery of the Certificates shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to the Trust by wire transfer of immediately available funds in U.S. dollars. Delivery of the Certificates shall be made at such location as the Representatives shall reasonably designate at least one business day in advance of the Closing Date. The Certificates to be so delivered shall be initially represented by Certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”). The interests of beneficial owners of the Certificates will be represented by book entries on the records of DTC and participating members thereof. Definitive Certificates will be available only under limited circumstances described in the Final Prospectus.

The Trust will have the Certificates available for inspection, checking and packaging by the Representatives in New York, New York, not later than 1:00 PM on the business day prior to the Closing Date.

5. Covenants.

(a) Covenants of the Note Issuers. The Note Issuers jointly and severally covenant and agree with the several Underwriters that:

(i) The Note Issuers will use their best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereto, to become effective. Prior to the termination of the offering of the Certificates, the Note Issuers will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Basic Prospectus unless a copy has been furnished to you for your review prior to filing and the Note Issuers will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, the Note Issuers will cause the Final Prospectus, properly completed in a form approved by you, and any supplement thereto to be filed with the SEC pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Note Issuers will promptly advise the Representatives (i) when the Registration Statement, if not effective at the Execution Time, and any amendment thereto, shall have become effective, (ii) when the Final Prospectus, and any supplement thereto, shall have been filed with the SEC pursuant to Rule 424(b), (iii) when, prior to termination of the offering of the Certificates, any amendment to the Registration Statement shall have been filed or become effective, (iv) of any request by the SEC for any amendment of the Registration Statement or supplement to the Final Prospectus or for any additional information, (v) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (vi) of the receipt by the Note Issuers of any notification with respect to the suspension of the qualification of the Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Note Issuers will use their best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(ii) If, at any time when a prospectus relating to the Certificates is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Note Issuers promptly will (i) prepare and file with the SEC, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (ii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(iii) As soon as practicable, the Note Issuers will use their reasonable efforts to cause the Trust to make generally available to the Certificateholders and the Representatives an earnings statement or statements of the Trust which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(iv) The Note Issuers will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of any Preliminary Final Prospectus and the Final Prospectus and any supplement thereto as the Representatives may reasonably request. The Note Issuers shall comply with the requirements of Rule 463 under the Act. The Note Issuers will pay the expenses of printing or other production of all documents relating to the offering.

(v) The Note Issuers will file or to cause to be filed with the SEC within fifteen days of the issuance of the Certificates a current report on Form 8-K setting forth all Computational Materials, ABS Term Sheets and Collateral Term Sheets (collectively, “Investor Materials”) provided to the Note Issuers by any Underwriter within the applicable time periods allotted for such filing pursuant to the No-Action Letter of May 20, 1994, issued by the SEC to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, as made applicable to other issuers and underwriters by the SEC in response to the request of the Public Securities Association dated May 24, 1994 (collectively, the “Kidder/PSA Letter”), and the requirements of the No-Action Letter of February 17, 1995, issued by the SEC to the Public Securities Association (the “PSA Letter” and, together with the Kidder/PSA Letter, the “No-Action Letters”). For purposes hereof, “Computational Materials” shall have the meaning given such term in the No-Action Letters, but shall include only those Computational Materials that have been prepared or delivered to prospective investors by any Underwriter. For purposes hereof, “ABS Term Sheets” and “Collateral Term Sheets” shall have the meanings given such terms in the PSA Letter but shall include only those ABS Term Sheets or Collateral Term Sheets that have been prepared or delivered to prospective investors by any Underwriter.

(vi) The Note Issuers will arrange for the qualification of the Certificates for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Certificates and will arrange for the determination of the legality of the Certificates for purchase by institutional investors; provided, however, that in no event shall the Note Issuers be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Certificates, in any jurisdiction where it is not now so subject.

(vii) Until 90 days after the date hereof, the Note Issuers will not, without the written consent of the Representatives, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any asset-backed securities of a trust or other special purpose vehicle (other than the Notes and the Certificates).

(viii) For a period from the date of this Agreement until the retirement of the Certificates or until such time as the Underwriters shall cease to maintain a secondary market in the Certificates, whichever occurs first, the Note Issuers will deliver to the Representatives the annual statements of compliance and the annual independent auditor’s servicing reports furnished to the Note Issuers or the Note Trustee pursuant to the Servicing Agreements or the Note Indentures, as applicable, as soon as such statements and reports are furnished to the Note Issuers or the Note Trustee.

(ix) So long as any of the Certificates are outstanding, the Note Issuers will furnish to the Representatives (i) as soon as available, a copy of each report of the Note Issuers or the Trust filed with the SEC under the Exchange Act, or mailed to Certificateholders, (ii) a copy of any filings with the Massachusetts Department of Transportation and Energy (“DTE”) pursuant to the Financing Order, including, but not limited to, any Advice Letters, and (iii) from time to time, any information concerning the Company, the Note Issuers or the Trust, as the Representatives may reasonably request; provided, however, the Representatives will be deemed to have been furnished all filings made by the Note Issuers with the Commission on the Electronic Data Gathering, Analysis and Retrieval (EDGAR) system.

(x) To the extent, if any, that any rating necessary to satisfy the condition set forth in Section 6(s) of this Agreement is conditioned upon the furnishing of documents or the taking of other actions by the Note Issuers on or after the Closing Date, the Note Issuers shall furnish such documents and take such other actions.

(b) Covenants of the Companies. Each Company covenants and agrees with the several Underwriters that, to the extent that the related Note Issuer has not already performed such act pursuant to Section 5(a):

(i) Each Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereto, to become effective. Each Company will use its best efforts to prevent the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement and, if issued, to obtain as soon as possible the withdrawal thereof.

(ii) Each Company will cause the proceeds from the sale of its Transition Property to be applied for the purposes described in the Prospectus under the caption “Use of Proceeds.”

(iii) Until 90 days after the date hereof, each Company will not, without the written consent of the Representatives, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce the offering of, any asset-backed securities of a trust or other special purpose vehicle (other than the Notes and the Certificates).

(iv) So long as any of the Certificates are outstanding and Boston Edison is the Servicer with respect to the BEC Servicing Agreement and Commonwealth Electric is the Servicer with respect to the CEC Servicing Agreement, the Companies will furnish or cause to be furnished to the Representatives (i) as soon as available, a copy of each report of the Trust filed with the SEC under the Exchange Act, or mailed to Certificateholders, (ii) a copy of any filings made by such Company with the DTE pursuant to the Financing Order, including, but not limited to, any Advice Letters, and (iii) from time to time, any information concerning such Company, its Note Issuer or the Trust, as the Representatives may reasonably request.

(v) To the extent, if any, that any rating necessary to satisfy the condition set forth in Section 6(s) of this Agreement is conditioned upon the furnishing of documents or the taking of other actions by such Company on or after the Closing Date, such Company shall furnish or cause to be furnished such documents and take such other actions.

(vi) If, at any time when a prospectus relating to the Certificates is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, such Company at the related Note Issuer’s expense promptly will (i) prepare and file with the SEC, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (ii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(c) Obligations of Underwriters Relating to Investor Materials. In connection with the offering of the Certificates, the Underwriter may prepare and provide to prospective investors Investor Materials, subject to the following conditions:

(i) All Investor Materials provided to prospective investors that are required to be filed pursuant to the No-Action Letters shall bear a legend in a form previously approved by the Note Issuers.

(ii) The Representatives shall provide to the Note Issuers, for approval by the Note Issuers, forms of all Investor Materials prior to their first use, to the extent such forms have not previously been approved by the Note Issuers for use by the Underwriter. The Representatives shall provide to the Note Issuers, for filing on Form 8-K as provided in Section 5(a)(v) hereof, copies (in such format as reasonably requested by the Note Issuers) of all Investor Materials that are required to be filed with the Commission pursuant to the No-Action Letters. The Representatives may provide copies of the foregoing in a consolidated or aggregated form including all information required to be filed if filing in such format is permitted by the No-Action Letters. All Investor Materials described in this Section 6(b) must be provided to the Note Issuers no later than 10:00 a.m. New York City time one business day before filing thereof is required pursuant to applicable legal requirements. The Representatives shall not provide to any investor or prospective investor in the Certificates any Investor Materials on or after the day on which Investor Materials are required to be provided by the Representatives to the Note Issuers pursuant to this Section 5(c) (other than copies of Investor Materials previously submitted to the Note Issuers in accordance with this Section 5(c) for filing pursuant to Section 5(a)(v) hereof), unless such Investor Materials are preceded or accompanied by the delivery of a Preliminary Final Prospectus or a Final Prospectus to such investor or prospective investor.

(iii) The Note Issuers shall not be obligated to file any Investor Materials that have been determined to contain any material error or omission; provided, that, at the request of any Underwriter, the Note Issuers will file Investor Materials that contain a material error or omission if clearly marked “SUPERSEDED BY MATERIALS DATED                     ” and accompanied by corrected Investor Materials that are marked “MATERIAL PREVIOUSLY DATED                      AS CORRECTED”. If, within the period during which a prospectus relating to the Certificates is required to be delivered under the Act, any Investor Materials are determined, in the reasonable judgment of the Note Issuers or such Underwriter, to contain a material error or omission, such Underwriter shall prepare a corrected version of such Investor Materials, shall circulate such corrected Investor Materials to all recipients of the prior versions thereof that either indicated orally to such Underwriter they would purchase all or any portion of the Certificates, or actually purchased all or any portion thereof, and shall deliver copies of such corrected Investor Materials (marked “AS CORRECTED”) to the Note Issuers for filing with the Commission in a subsequent Form 8-K submission (subject to the Note Issuers’ obtaining an accountant’s comfort letter in respect of such corrected Investor Materials, which the parties acknowledge shall be at the expense of the Note Issuers).

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Certificates shall be subject to the accuracy of the representations and warranties on the part of the Note Issuers and the Companies contained herein as of the Execution Time and the Closing Date and on the part of the Companies contained in Article III of each of the Sale Agreements and in Section 6.01 of each of the Servicing Agreements as of the Closing Date, to the accuracy of the statements of the respective Note Issuers, the Companies and the Trust made in any certificates pursuant to the provisions hereof, to the performance by the Note Issuers, the Companies and the Trust of their obligations hereunder to be performed on or prior to the Closing Date and to the following additional conditions:

(a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM Eastern Standard Time, on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM Eastern Standard Time on such date, or (ii) 12:00 Noon Eastern Standard Time on the business day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM Eastern Standard Time on such date; if filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such supplement, shall have been filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Representatives shall have received opinions of counsel for the Companies, portions of which may be delivered by Ropes & Gray LLP, outside counsel for the Companies, and portions of which may be delivered by in-house counsel for either Company, each dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

(i) the Companies are validly existing corporations in good standing under the laws of the jurisdiction in which they are chartered or organized and have all requisite corporate power and authority to own their respective properties and conduct their respective businesses as described in NSTAR’s or the Companies’ most recently filed annual report on Form 10-K, and execute, deliver and perform their respective obligations under this Agreement, the related Sale Agreement and the related Servicing Agreement;

(ii) the Sale Agreement and Servicing Agreement each has been duly authorized, executed and delivered, and constitute legal, valid and binding instruments enforceable against the related Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws or equitable principles affecting creditors’ rights generally from time to time in effect);

(iii) to the knowledge of such counsel, there is no pending legal or governmental proceeding to which the Companies or the Note Issuers are a party or to which their respective properties, including the Transition Property, is subject, of a character required to be disclosed in the Final Prospectus which is not adequately disclosed in the Final Prospectus, and there is no contract or other document of a character required to be described in the Final Prospectus, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required;

(iv) this Agreement has been duly authorized, executed and delivered by each Company;

(v) no consent, approval, authorization or order of any court or governmental agency or body is required to be obtained by Boston Electric or Commonwealth Electric for the consummation of the transactions contemplated herein, except such as have been obtained under the Statute, the DTE Regulations (as defined in Section 1.01 of each of the Servicing Agreements) and the Act and except such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Certificates by the Underwriters and such other approvals (specified in such opinion) as have been obtained;

(vi) neither the execution and delivery of this Agreement, the related Sale Agreement, the related Servicing Agreement, the related Administration Agreement nor the consummation of the transactions contemplated by this Agreement, the related Sale Agreement, the related Servicing Agreement or the related Administration Agreement nor the fulfillment of the terms of this Agreement, the related Sale Agreement, the related Servicing Agreement or the related Administration Agreement by the related Company, will (A) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under the articles of incorporation, bylaws or other organizational documents of the such Company, or conflict with or breach any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, material agreement or other material instrument filed as an Exhibit to NSTAR’s or such Company’s Annual Report (if any) on Form 10-K for the fiscal year ended December 31, 2003 or NSTAR’s or the Companies’ Quarterly Report (if any) on Form 10-Q ended September 30, 2004, (B) result in the creation or imposition of any lien upon any properties of such Company pursuant to the terms of any such indenture, agreement or other instrument (other than as contemplated by the Basic Documents and Section 1H(e) of the Statute), or (C) violate any Massachusetts or federal law or any order, rule or regulation applicable to the such Company of any Massachusetts or federal court or regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the such Company, or any of its properties; and

(vii) upon the delivery of the fully executed related Sale Agreement to the related Note Issuer and the payment of the purchase price of the related Transition Property by the related Note Issuer to the related Seller pursuant to the related Sale Agreement, then (A) the transfer of the such Transition Property by the related Seller to related Note Issuer pursuant to the related Sale Agreement conveys the related Seller’s right, title and interest in the related Transition Property to the related Note Issuer and will be treated under the laws of the Commonwealth of Massachusetts as an absolute transfer of all of the related Seller’s right, title, and interest in the related Transition Property, other than for federal and state income tax purposes and (B) such transfer of the related Transition Property is perfected.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the Commonwealth of Massachusetts or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Companies. References to the Final Prospectus in this paragraph (b) include any supplements thereto at the Closing Date.

(c) The Representatives shall have received opinions of counsel for the Note Issuers, portions of which may be delivered by Ropes & Gray LLP, outside counsel for the Note Issuers, and portions of which may be delivered by in-house counsel for the Note Issuers, and portions of which may be delivered by Richards, Layton & Finger, P.A., special Delaware counsel for the Note Issuer, each dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

(i) the Note Issuers have each been duly formed and are validly existing in good standing as a limited liability company under the laws of the State of Delaware, with all necessary limited liability company power and authority to execute, deliver and perform its obligations under this Agreement, the related Sale Agreement, the related Servicing Agreement, the related Note Indenture, the related Note Purchase Agreement, the related Administration Agreement, the Fee and Indemnity Agreement and the related Notes;

(ii) each Sale Agreement, each Servicing Agreement, each Note Indenture, each Note Purchase Agreement, each Administration Agreement and the Fee and Indemnity Agreement has been duly authorized, executed and delivered, and constitute legal, valid and binding instruments enforceable against the related Note Issuer in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws or equitable principles affecting creditors’ rights generally from time to time in effect); and the Notes have been duly authorized and executed, and when authenticated in accordance with the provisions of the related Note Indenture and delivered to and paid for by the Trust in accordance with the terms of the related Note Purchase Agreement, will constitute legal, valid and binding obligations of the related Note Issuer entitled to the benefits of the related Note Indenture

(subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws or equitable principles affecting creditors’ rights generally from time to time in effect);

(iii) to the extent described in the Final Prospectus, the Sale Agreements, the Servicing Agreements, the Note Indentures, the Note Purchase Agreements, the Administration Agreements and the Fee and Indemnity Agreement the Notes conform to the descriptions thereof contained therein;

(iv) the Note Indentures have been duly qualified under the Trust Indenture Act;

(v) to the knowledge of such counsel, after having made inquiry of officers of the Note Issuers, but without having made any other investigation, there is no pending legal or governmental proceeding involving the Note Issuers, or challenging the Notes, the Financing Order or the collection of the RTC Charge or the use and enjoyment of transition property under the Statute of a character required to be disclosed in the Final Prospectus which is not adequately disclosed in the Final Prospectus, and there is no contract or other document relating to either Note Issuers, the Notes or the Financing Order of a character required to be described in the Final Prospectus, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required; and the statements included in the Final Prospectus under the headings “Energy Deregulation and New Massachusetts Market Structure” (to the extent the Statute is described), “Description of the Transition Property,” “The Note Issuers,” “Servicing” (to the extent the Servicing Agreement is described) and “Description of the Notes,” and under the subheading “Bankruptcy and Creditors’ Rights Issues” under the caption “Risk Factors,” to the extent that they constitute matters of Massachusetts, Delaware or federal law or legal conclusions with respect thereto, fairly summarize in all material respects the provisions of laws and documents referred to therein;

(vi) the Registration Statement has become effective under the Act; any required filing of the Basic Prospectus, any Preliminary Final Prospectus and the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) have been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened, and the Registration Statement and the Final Prospectus (other than (A) the information contained under the captions “The Trust,” “The Agencies,” “Federal Income Tax Consequences” and “Massachusetts State Taxation,” and to the extent statements contained under the subheadings “Legislative actions” and “Court Decisions” under the caption “Risk Factors” represent the opinions of Palmer & Dodge LLP; or (B) the financial, numerical, statistical and quantitative information contained in the Final Prospectus as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act, the Exchange

Act and the Trust Indenture Act and the respective rules thereunder; and such counsel shall confirm, on the basis of certain assumptions, that at the Effective Date no facts have come to such counsel’s attention which would cause such counsel to believe that the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statement therein, in the light of the circumstances under which they were made, not misleading or that the Final Prospectus as of its date and the Closing Date includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than (A) the information contained under the captions “The Trust,” “The Agencies,” “Federal Income Tax Consequences” and “Massachusetts State Taxation,” and to the extent statements contained under the subheadings “Legislative actions” and “Court Decisions” under the caption “Risk Factors” represent the opinions of Palmer & Dodge LLP, or (B) the financial, numerical, statistical and quantitative information contained in the Final Prospectus as to which such counsel need express no opinion);

(vii) this Agreement has been duly authorized, executed and delivered by each of the Note Issuers;

(viii) no consent, approval, authorization or order of any Massachusetts, Delaware or federal court or governmental agency or body is required to be obtained by either Note Issuer for the issuance of its Notes or the consummation by such Note Issuer of the transactions contemplated herein, except such as have been obtained under the Statute, the DTE Regulations and the Act and except such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Certificates by the Underwriters and such other approvals (specified in such opinion) as have been obtained;

(ix) neither the execution and delivery of this Agreement, the related Sale Agreement, the related Servicing Agreement, the related Note Indenture, the related Note Purchase Agreement, the related Administration Agreement or the Fee and Indemnity Agreement, nor the issue and sale of the Notes, nor the consummation of the transactions contemplated by this Agreement, related Sale Agreement, the related Servicing Agreement, the related Note Indenture, the related Note Purchase Agreement, the related Administration Agreement or the Fee and Indemnity Agreement, nor the fulfillment of the terms of this Agreement, related Sale Agreement, the related Servicing Agreement, the related Note Indenture, the related Note Purchase Agreement, the related Administration Agreement or the Fee and Indemnity Agreement by either Note Issuer, will (A) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under either Note Issuer’s Limited Liability Company Agreement, or conflict with or breach any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement or other instrument known to such counsel and to which either Note Issuer is a party or by which either Note

Issuer is bound, (B) result in the creation or imposition of any lien upon any properties of either Note Issuer pursuant to the terms of any such indenture, agreement, or other instrument (other than as contemplated by the Basic Documents and Section 1H(e) of the Statute), or (C) violate any Massachusetts, Delaware or federal law or any order, rule or regulation applicable to the Note Issuer of any Massachusetts, Delaware or federal court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Note Issuers, or any of their respective properties;

(x) Upon the giving of value by the Note Trustee to the related Note Issuer with respect to the Collateral, (I) the related Note Indenture creates in favor of the Note Trustee a security interest in the rights of the related Note Issuer in the Collateral, (II) such security interest is valid against the related Note Issuer (subject to the rights of any third parties holding security interests in such Collateral perfected in the manner described in Sections IH (d) and (e) of the Statute), and has attached and (III) such security interest is perfected; and

(xi) neither Note Issuer is an “investment company” or under the “control” of an “investment company” as such terms are defined under the Investment Company Act of 1940, as amended.

In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the Commonwealth of Massachusetts, the State of Delaware or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Note Issuers and public officials. References to the Final Prospectus in this paragraph (c) include any supplements thereto at the Closing Date.

(d) The Representatives shall have received opinions of counsel for the Trust and the Agencies, portions of which may be delivered by Palmer & Dodge LLP, special counsel for the Trust and the Agencies, and portions of which may be delivered by Richards, Layton & Finger, P.A., special Delaware counsel for the Trust, each dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

(i) the Declaration of Trust, the Certificate Indenture and the Certificates conform in all material respects with the descriptions thereof contained in the final Prospectus under the headings “The Trust” and “Description of the Certificates” (other than matters regarding DTC, CEDEL and Euroclear, as to which we express no opinion) and in the Prospectus Summary under the headings “The Certificates,” “Issuer of Certificates,” “Interest” and “Principal”;

(ii) the Trust has been duly formed and is validly existing in good standing as a statutory business trust under the Delaware Statutory Trust Act (being Chapter 38 of Title 12 of the Delaware Code, 12 Del.C., § 3-801 et seq.,);

(iii) each of the Agencies is a duly created and validly existing body politic and corporate and a public instrumentality of the Commonwealth of Massachusetts with the necessary power, authority and legal right to execute, deliver and perform all of its obligations under the Declaration of Trust and the issuance resolution of such Agency;

(iv) the Declaration of Trust has been duly authorized, executed and delivered by the Agencies and, assuming the due authorization, execution and delivery thereof by the Delaware Trustee, constitutes a legal, valid and binding instrument enforceable against the Agencies in accordance with its terms, except as enforcement thereof may be subject to or limited by bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other, laws relating to or affecting the enforcement of creditors’ rights generally, and except as limited by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(v) the Certificate Indenture has been duly authorized, executed and delivered by the Delaware Trustee on its own behalf and separately on behalf of the Trust and, assuming the due authorization, execution and delivery thereof by the Certificate Trustee and the Delaware Trustee, constitutes a legal, valid and binding instrument, enforceable against the Trust in accordance with its terms, except as enforcement thereof may be subject to or limited by bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws relating to or affecting the enforcement of creditors’ rights generally, and except as limited by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(vi) the Certificates have been duly authorized and executed by the Trust and, when authenticated by the Certificate Trustee in accordance with the provisions of the Certificate Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, (A) the Certificates will be duly issued in conformity with the Statute, (B) the Certificates will constitute valid, fully paid and non-assessable undivided beneficial interests in the assets of the Trust (noting that the Certificateholders may be obligated, pursuant to the Declaration (i) to provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of Certificates and the issuance of replacement Certificates, and (ii) to provide security or indemnity in connection with requests of or directions to the Trustees to exercise their rights and powers under the Governing Instrument), (C) the Certificateholders will be entitled to the benefits of the Certificate Indenture, (D) the Certificates will constitute “electric rate reduction bonds” under Section 1H of the Statute and (E) the Certificateholders will be entitled to the rights and benefits afforded under the Statute;

(vii) each of the Note Purchase Agreements has been duly authorized, executed and delivered by the Trust and, assuming due authorization, execution and delivery thereof by the Note Issuer that is a party thereto, constitutes a legal, valid and binding instrument, enforceable against the Trust in accordance with its terms, except as enforcement thereof may be subject to or limited by bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws relating to or affecting the enforcement of creditors’ rights generally, and except as limited by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(viii) the issuance resolutions of the Agencies have been duly and validly adopted by the Agencies in compliance with all applicable laws and are in full force and effect;

(ix) pursuant to the issuance resolutions of the Agencies, the Agencies have validly authorized and approved the formation of the Trust, the issuance of the Certificates and all other transactions and actions contemplated by the Basic Documents or required to be taken by the Agencies as conditions precedent to the issuance of the Certificates; such authorizations and approvals are valid and in full force and effect;

(x) the Certificate Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended;

(xi) the statements included in the Final Prospectus under the headings “The Trust,” “The Agencies” and “Description of the Certificates” fairly summarize the matters described therein (other than matters related to DTC, CEDEL or Euroclear, as to which we express no opinion) and the statements included or incorporated in the Final Prospectus under the headings “Federal Income Tax Consequences,” “Massachusetts State Taxation” and “ERISA Considerations,” and under the following subheadings of the caption “Risk Factors”: “Legislative actions” and “Court Decisions,” to the extent that they constitute matters of Massachusetts, Delaware or federal law or legal conclusions with respect thereto, provide a fair and accurate summary of such law or conclusions;

(xii) to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator challenging the validity or enforceability of the issuance resolutions of the Agencies or actions taken by the Agencies in connection therewith or otherwise involving the Agencies or relating to the Certificates or the Trust of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit, which is not described or fled, as required;

(xiii) to the knowledge of such counsel the Registration Statement and the Final Prospectus (other than (A) the financial statements, and other financial, numerical, statistical and quantitative information contained therein, (B) information contained under the captions “The Note Issuers” and “The Sellers and Servicers, (C) information regarding DTC, CEDEL and Euroclear and (D) the statement of eligibility of the Trustee on Form T-1 and the documents incorporated by reference therein; as to which such counsel shall not be required to make any statement or express any opinion) comply as to form in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder, and such counsel shall confirm, on the basis of certain assumptions, that at the Effective Date no facts have come to such counsel’s attention which would cause such counsel to believe that the Registration Statement (other than (A) the financial, numerical, statistical and quantitative information contained therein, (B) information contained under the captions “The Note Issuers” and “The Sellers and Servicers,” (C) information regarding DTC, CEDEL and Euroclear and (D) the statement of eligibility of the Trustee on form T-1 and the documents incorporated by reference therein, as to which such counsel shall not be required to make any statement or express any opinion) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Final Prospectus (other than (A) the financial, numerical, statistical and quantitative information contained therein, (B) information contained under the captions “The Note Issuers” and “The Sellers and Servicers,” (C) information regarding DTC, CEDEL and Euroclear and (D) the statement of eligibility of the Trustee on Form T-1 and the documents incorporated by reference therein, as to which such counsel shall not be required to make any statement or express any opinion) as of its date and the Closing Date contained or contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(xiv) no consent, approval, authorization or order of any court or governmental agency or body is required to be obtained by the Delaware Trustee, the Certificate Trustee or the Trust under Massachusetts, Delaware or federal law for the issuance of the Certificates by the Trust, except such as have been obtained under the Statute, the DTE Regulations and the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Certificates by the Underwriters and such other approvals (specified in such opinion) as have been obtained;

(xv) neither the execution and delivery of the Certificate Indenture, nor the issuance and sale of the Certificates, nor the consummation of the transactions contemplated by this Agreement or the Certificate Indenture, nor the fulfillment of the terms of this Agreement or the Certificate Indenture by the Trust will (A) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under the Certificate of Trust or Declaration of Trust or other procedural documents of the Trust, or conflict with or breach any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement or other instrument known to such counsel and to which the Trust is a party or by which the Trust is bound, (B) result in the creation or imposition of any lien upon any properties of the Trust pursuant to the terms of any such indenture, agreement or other instrument (except as contemplated by the Basic Documents or created pursuant to the Statute), or (C) violate any Massachusetts, Delaware or federal law, order, rule or regulation applicable to the Trust of any Massachusetts, Delaware or federal court, state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Trust, or any of its properties;

(xvi) neither the execution and delivery of the Declaration of Trust and the certificate the form of which is attached hereto as Appendix A, nor the consummation of the transactions contemplated by the Declaration of Trust and the certificate the form of which is attached hereto as Appendix A, nor the fulfillment of the terms of the Declaration of Trust and the certificate the form of which is attached hereto as Appendix A, by the Agencies will (A) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time) a default under the bylaws or procedural documents of the Agencies, or conflict with or breach any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement or other instrument known to such counsel and to which the Agencies are parties or by which the Agencies are bound, (B) result in the creation or imposition of any lien upon any properties of the Agencies pursuant to the terms of any such indenture, agreement or other instrument (except as contemplated by the Basic Documents or created pursuant to the Statute), or (C) violate any Massachusetts or federal law, order, rule or regulation applicable to the Agencies of any Massachusetts or federal court or of any federal or Massachusetts state regulatory body, administrative agency or other govern-mental instrumentality having jurisdiction over the Agencies, or any of their properties; and

(xvii) the Trust is not an “investment company” or under the “control” of an “investment company” as such terms are defined under the Investment Company Act of 1940, as amended.

In rendering such opinion, such counsel may (A) rely as to matters involving the application of laws of any jurisdiction, other than The Commonwealth of Massachusetts, the State of Delaware or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Underwriters, (B) as to matters relating to actions taken by the Company; the Note Issuer, the Note Trustee, the DTE and the Servicer, assume such matters which are the subject of opinions rendered by counsel to such parties hereunder or under the Basic Documents, and (C) rely as to matters of fact, to the extent deemed proper, on certificates of authorized representatives of the Trust, the Agencies and public officials. References to the Final Prospectus in this paragraph (d) include any supplements thereto at the Closing Date.

(e) The Representatives shall have received an opinion of Stradley, Ronon, Stevens & Young LLP, counsel to the Note Trustee, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

(i) the Note Trustee is validly existing as a banking corporation in good standing under the laws of the State of New York;

(ii) each Note Indenture has been duly authorized, executed and delivered, and constitutes a legal, valid and binding instrument enforceable against the Note Trustee in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws or equitable principles affecting creditors’ rights generally from time to time in effect); and

(iii) the Notes have been duly authenticated by the Note Trustee.

(f) The Representatives shall have received an opinion of Stradley, Ronon, Stevens & Young LLP, counsel to the Certificate Trustee, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

(i) the Certificate Trustee is validly existing as a banking corporation in good standing under the laws of the State of New York;

(ii) the Certificate Indenture has been duly authorized, executed and delivered by the Certificate Trustee and constitutes a legal, valid and binding instrument enforceable against the Certificate Trustee in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws or equitable principles affecting creditors’ rights generally from time to time in effect); and

(iii) the Certificate Trustee has duly authenticated and delivered the Certificates issued on the Closing Date on behalf of the Trust;

(g) The Representatives shall have received an opinion of Richards, Layton & Finger, P.A., counsel to the Delaware Trustee, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, to the effect that:

(i) the Delaware Trustee is duly incorporated and is validly existing as a banking corporation in good standing under the laws of the State of Delaware, with full corporate trust power and authority to enter into and perform its obligations under the Declaration of Trust, and under the Note Purchase Agreement and the Certificate Indenture on behalf of the Trust; and

(ii) the Declaration of Trust and the Certificate Indenture have been duly authorized, executed and delivered by the Delaware Trustee, and constitute legal, valid and binding instruments enforceable against the Delaware Trustee in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or rather similar laws or equitable. principles affecting creditors’ rights generally from time to time in effect);

(iii) the Delaware Trustee has duly executed the Certificates issued on the Closing Date on behalf of the Trust;

(h) The Representatives shall have received from Sidley Austin Brown & Wood LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Notes and the Certificates, the Note Indenture, the Certificate Indenture, the Registration Statement, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company, the Note Issuer and the Trust shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(i) The Representatives shall have received a certificate of each Note Issuer, signed by an officer of the respective Note Issuer, dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Final Prospectus, any supplement to the Final Prospectus and this Agreement and that:

(i) the representations and warranties of such Note Issuer in this Agreement and in the related Note Indenture are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and such Note Issuer has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to such Note Issuer’s knowledge, threatened; and

(iii) since the dates as of which information is given in the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse change in (x) the condition (financial or other), earnings, business or properties of such Note Issuer, whether or not arising from transactions in the ordinary course of business, or (y) the Transition Property, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

(j) The Representatives shall have received a certificate of Boston Edison, signed by an executive officer of Boston Edison, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, any supplement to the Final Prospectus and this Agreement and that:

(i) the representations and warranties of Boston Edison in this Agreement, the BEC Sale Agreement and the BEC Servicing Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to Boston Edison’s knowledge, threatened; and

(iii) since the dates as of which information is given in the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse change in (x) the condition (financial or other), earnings, business, prospects or properties of Boston Edison and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, (y) the Transition Property, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

(k) The Representatives shall have received a certificate of Commonwealth Electric, signed by an executive officer of Commonwealth Electric, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, any supplement to the Final Prospectus and this Agreement and that:

(i) the representations and warranties of Commonwealth Electric in this Agreement, the CEC Sale Agreement and the CEC Servicing Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and Commonwealth Electric has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to Commonwealth Electric’s knowledge, threatened; and

(iii) since the dates as of which information is given in the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse change in (x) the condition (financial or other), earnings, business, prospects or properties of Commonwealth Electric and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, (y) the Transition Property, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

(l) At the Closing Date, PWC shall have furnished to the Representatives (i) a letter or letters (which may refer to letters previously delivered to one or more of the Representatives), dated as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and stating in effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and the Note Issuer) set forth in the Registration Statement and the Final Prospectus, including information specified by the Underwriters and set forth under the captions “Prospectus Summary,” “Description of the Transition Property,” “The Sellers and Servicers,”

“Description of the Notes” and “Description of the Certificates” in the Final Prospectus, agrees with the accounting records of Boston Edison and Commonwealth Electric and the Note Issuers, excluding any questions of legal interpretation, and (ii) the opinion or certificate, dated as of the Closing Date, in force and substance satisfactory to the Representatives, satisfying the requirements of Section 2.10(7) of each of the Note Indentures.

References to the Final Prospectus in this paragraph (l) include any supplement thereto at the date of the letter.

In addition, at the Execution Time, PWC shall have furnished to the Representatives a letter or letters, dated as of the Execution Time, in form and substance satisfactory to the Representatives, to the effect set forth above.

(m) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been any change, or any development involving a prospective change, in or affecting either (i) the business, properties or financial condition of either of the Companies or the Note Issuers or (ii) the Transition Property, the Notes, the Certificates, the Financing Order or the Statute, the effect of which is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Notes or the Certificates as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto).

(n) The Representatives shall have received on the Closing Date an opinion letter or letters of Ropes & Gray LLP, counsel to the Companies and the Note Issuers, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, with respect to the characterization of the transfer of Transition Property by each Company to its related Note Issuer as a “true sale” for bankruptcy purposes and (ii) to the effect that a court would not order the substantive consolidation of the assets and liabilities of either Note Issuer with those of the related Company in the event of a bankruptcy, reorganization or other insolvency proceeding involving such Company.

(o) The Representatives shall have received on the Closing Date an opinion letter of Palmer & Dodge LLP, special counsel to the Agencies and the Trust, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, to the effect that a court would not order the substantive consolidation of the assets and liabilities of the Agencies with those of the Trust.

(p) The Representatives shall have received on the Closing Date an opinion letter or letters of counsel for the Companies, portions of which may be delivered by Ropes & Gray, outside counsel for the Companies, and portions of which may be delivered by in-house counsel for either Company, each dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, to the effect that: (i) the Financing Order has been duly issued and authorized by the DTE and the Financing Order, giving effect to the Issuance Advice Letter, is effective; (ii) in reliance on the opinion of Palmer & Dodge LLP that the Certificates are “electric rate reduction bonds” under Section 1H(a) of the Statute, as of the issuance of the

Certificates, the Certificates are entitled to the protections provided in Sections 1H(b)(3) and 1H(c)(4) of the Statute; (iii) the Financing Order is no longer subject to appeal by any person in state courts of the Commonwealth of Massachusetts; and (iv) the Servicers are authorized to file periodic RTC Charge adjustments to the extent necessary to ensure the timely recovery of revenues sufficient to provide for the payment of an amount equal to the sum of the periodic payment requirements for the upcoming year, which includes indemnity obligations under the Basic Documents.

(q) The Representatives shall have received on the Closing Date an opinion letter or letters of Palmer & Dodge LLP, special counsel for the Agencies and the Trust, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, to the effect that (i) any state action (whether by legislative, DTE, citizen initiative or otherwise) to revoke or limit the Financing Order, the Issuance Advice Letter, the Transition Property or the RTC Charge (an “Adverse State Action”) in a manner which would substantially impair the rights of Certificateholders would be subject to a successful constitutional contracts clause defense and (ii) under the taking clauses of the United States and Massachusetts Constitutions, no Adverse State Action could be taken without paying just compensation to the Certificateholders, as determined by a court of competent jurisdiction, if such Adverse State Action would constitute a permanent appropriation of the security interest of Certificateholders in the Transition Property and deprive the Certificateholders of their reasonable expectations arising from their investment in the Certificates.

(r) The Representatives shall have received on the Closing Date an opinion letter or letters of Richards, Layton & Finger, P.A., special Delaware counsel to the Note Issuers, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives, to the effect that: (i) if properly presented to a Delaware court, a Delaware court applying Delaware law, would conclude that (x) in order for a person to file a voluntary bankruptcy petition on behalf of either of the Note Issuers, the affirmative vote of such Note Issuer’s Sole Member and the affirmative vote of all of the Directors (including the Independent Directors), as provided in Section 2.7(ii) of each of the LLC Agreements of the Note Issuers, is required, and (y) such provision, contained in Section 2.7(ii) of each of the LLC Agreements, that requires the affirmative vote of such Note Issuer’s Sole Member and the affirmative vote of all of the Directors (including the Independent Directors) in order for a person to file a voluntary bankruptcy petition on behalf of the related Note Issuer, constitutes a legal, valid and binding agreement of the related Sole Member and is enforceable against the related Sole Member, in accordance with its terms; and (ii) each LLC Agreement constitutes a legal, valid and binding agreement of the related Sole Member thereunder, and is enforceable against the related Sole Member in accordance with its terms.

(s) The Notes and the Certificates shall have been rated in the highest long-term rating category by each of the Rating Agencies.

(t) On or prior to the Closing Date, the Note Issuers shall have delivered to the Representatives evidence, in form and substance reasonably satisfactory to the Representatives, that appropriate filings have been or are being made in accordance with the Statute and other applicable law reflecting the grant of a security interest by the Note Issuers in the Collateral to the Note Trustee.

(u) On or prior to the Closing Date, the Note Issuers shall have delivered to the Representatives evidence, in form and substance satisfactory to the Representatives, of the DTE’s issuance of the Financing Order relating to the Transition Property and the Issuance Advice Letter.

(v) Prior to the Closing Date, the Note Issuers, Boston Edison, Commonwealth Electric and the Trust shall have furnished to the Representatives such further information, certificates, opinions and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, as if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Note Issuers and the Trust in writing or by telephone or electronic mail confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Ropes & Gray, Boston, Massachusetts, on the Closing Date.

7. Expenses. Upon the sale of the Certificates, each Note Issuer will pay or cause to be paid (i) all costs and expenses incident to the performance of the obligations of such Note Issuer and its related Company hereunder and (ii) its pro rata share, determined based upon the size of each Note Issuer’s offering of Notes of the costs and expenses incident to the performance of the obligations of the Trust and the Underwriters hereunder and the Agencies under the Basic Documents, including, without limiting the generality of the foregoing, all costs, taxes and expenses incident to the issue and delivery of the Certificates to the Underwriters, all fees, disbursements and expenses of each Company’s, each Note Issuer’s, the Trust’s, the Agencies’ and the Underwriters’ counsel and accountants, all costs and expenses incident to the preparation, printing and filing of the Registration Statement (including all exhibits thereto), any preliminary prospectus, the Basic Prospectus, any Preliminary Final Prospectus, the Final Prospectus and any amendments thereof or supplements thereto, all costs and expenses incurred in connection with blue sky qualifications, examining the legality of the Certificates for the investment and the rating of the Certificates, all costs and expenses of the Note Trustees, the Certificate Trustee and the Delaware Trustee, all costs and expenses incurred in the acquisition or preparation of documents required to be delivered by any Company, any Note Issuer, the Trust or the Agencies in connection with the closing of the transactions contemplated hereby, all costs and expenses required in connection with any filing with the National Association of Securities Dealers in connection with the transactions contemplated hereby, and all costs and expenses of the printing and distribution of all documents in connection with the Certificates.

If the sale of the Certificates provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of any Company, any Note Issuer or the Trust to perform any agreement herein or comply with any provision hereof other than by reason of a default (including under

Section 9) by any of the Underwriters, the Companies and the Note Issuers will, jointly and severally, reimburse the Underwriters upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by the Underwriters in connection with the proposed purchase and sale of the Certificates.

8. Indemnification and Contribution.

(a) The Companies and the Note Issuers will, jointly and severally, indemnify and hold harmless each Underwriter, the Trust and the Agencies, the directors, officers, members, employees and agents of each Underwriter, the Trust and the Agencies and each person who controls any Underwriter, the Trust and the Agencies within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Certificates as originally filed or in any amendment thereof, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, any untrue statement or alleged untrue statement of a material fact contained in the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or any Investor Materials (but with respect to such Investor Materials, only to the extent the alleged untrue statement or omission is the result of information provided by any Company or the Note Issuer), or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; but neither Boston Edison, Commonwealth Electric nor any Note Issuer will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to any Note Issuer, Boston Edison or Commonwealth Electric by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which Boston Edison, Commonwealth Electric and the Note Issuers may otherwise have.

(b) Each Underwriter severally agrees to indemnify and hold harmless the Companies, the Note Issuers, the Trust and the Agencies, each of their directors, each of their officers (if any) who signs the Registration Statement, and each person who controls either Company or Note Issuer within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Companies and the Note Issuers to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Note Issuers or the Companies by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Note Issuers, the Companies and the Agencies acknowledge that the statements set forth in the last paragraph of the cover page, and under the heading “Underwriting” or “Plan of Distribution” in any Preliminary Final Prospectus or the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the documents referred to in the foregoing indemnity, and you, as the Representatives, confirm that such statements are correct.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent, it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel reasonably satisfactory to the indemnified party of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below). Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party far any reason, the Companies, the Note Issuers and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which one or more of the Companies, the Note Issuers and the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Companies, the Note Issuers and the

Underwriters, respectively, from the offering of the Certificates and the Notes; but in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Certificates) be responsible for any amount in excess of the underwriting discount or commission applicable to the Certificates purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Companies, the Note Issuers and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Companies, the Note Issuers and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Note Issuers shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) of the Certificates (which shall be equal to the net proceeds, from the sale of the Notes to the Trust (before deducting expenses)), and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Companies, the Note Issuers or the Underwriters. The Companies, the Note Issuers and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Note Issuers or the Companies within the meaning of either the Act or the Exchange Act, each officer of the Note Issuers or the Companies who shall have signed the Registration Statement and each director of the Note Issuers or the Companies shall have the same rights to contribution as the Note Issuers or the Companies, subject in each case to the applicable terms and conditions of this paragraph. The Underwriters’ obligations in this paragraph to contribute are several in proportion to their respective underwriting obligations and not joint.

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Certificates agreed to be purchased by such Underwriter or Underwriters hereunder the Representatives may in their discretion arrange for the Underwriters or another party or other parties to purchase such Certificates on the terms contained herein. If within 36 hours’ after such default by any Underwriter the Representatives do not arrange for the purchase of such Certificates, the nondefaulting Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Certificates set forth opposite the names of all the remaining Underwriters) the Certificates which the defaulting Underwriter or Underwriters agreed but failed to purchase; and in the event that the aggregate amount of Certificates which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Certificates set forth in Schedule II hereto, the nondefaulting Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Certificates, and if such nondefaulting Underwriters do not purchase all the Certificates, this Agreement will terminate without liability to any nondefaulting Underwriter, the Note Issuers or the Companies. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Note Issuers and the Companies, and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Companies, the Note Issuers and the Agencies prior to delivery of and payment for the Certificates, if prior to such time there shall have occurred (i) any change, or any development involving a prospective change, in or affecting (A) the business, properties or financial condition of the Companies or the Note Issuers, (B) the Transition Property, the Notes, the Certificates, the Financing Order or the Statute, the effect of which, in the judgment of the Representatives, materially impairs the investment quality of the Certificates or makes it impractical or inadvisable to market the Certificates; (ii) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (iii) a suspension or material limitation in trading in the securities of NSTAR; (iv) a general moratorium on commercial banking activities shall have been declared either by Federal, New York state or Massachusetts state authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (v) any outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war the effect of which on financial markets is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Certificates as contemplated by the Final Prospectus (exclusive of any supplement thereto) or (vi) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (v) or (vi) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Certificates on the terms and in the manner contemplated in the Prospectus as first amended or supplemented relating to the Certificates.

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Companies, their officers, the Note Issuers their officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or of the Companies, the Note Issuers or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Certificates. The provisions of Sections 9 and 10 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder shall be in English and in writing, and any such notice, direction, consent or waiver may be given by United States mail, courier service, facsimile transmission or electronic mail (confirmed by telephone, United States mail or courier service in the case of notice by facsimile transmission or electronic mail) or any other customary means of communication, and any such notice, direction, consent or waiver shall be effective when delivered, or if mailed, three days after deposit in the United States mail with proper postage for ordinary mail prepaid, and if sent to the Representatives, to them at the address specified in Schedule I hereto; and if sent to Boston Edison, to it at Boston Edison Company, One NSTAR Way, Westwood, Massachusetts 02090, Attention: Chief Financial Officer; and if sent to Commonwealth Electric, to it at Commonwealth Electric Company, One NSTAR Way, Westwood, Massachusetts 02090, Attention: Chief Financial Officer; and if sent to the BEC Note Issuer, to it at BEC Funding II, LLC, One NSTAR Way, Westwood, Massachusetts 02090, Attention: Chief Financial Officer; and if sent to the CEC Note Issuer, to it at CEC Funding, LLC, One NSTAR Way, Westwood, Massachusetts 02090, Attention: Chief Financial Officer; and if sent to the Agencies, to each at MassDevelopment, 75 Federal Street, Boston, Massachusetts 02110, Attention: General Counsel, and Massachusetts Health and Educational Facilities Authority, 99 Summer Street, 10th Floor, Boston, Massachusetts 02110, Attention: General Counsel. The parties hereto, by notice to the others, may designate additional or different addresses for subsequent communications.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

15. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

16. Miscellaneous. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the SEC’s office in Washington, D.C. is open for business.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Note Issuer and the several Underwriters.

Very truly yours,

BOSTON EDISON COMPANY

By:
Name: Title:

BEC FUNDING II, LLC

By:
Name: Title:

COMMONWEALTH ELECTRIC COMPANY

By:
Name: Title:

CEC FUNDING, LLC

By:
Name: Title:

CONFIRMED AND ACCEPTED on behalf of each of the Underwriters

GOLDMAN, SACHS & CO.

By:
Goldman, Sachs & Co.

LEHMAN BROTHERS INC.

By:
Lehman Brothers Inc.

SCHEDULE I to the

Underwriting Agreement

Underwriting Agreement dated [•], 2005

Registration Statement No. 333-120164

Representative(s):

Goldman, Sachs & Co.

85 Broad Street

New York, New York 10004

Lehman Brothers Inc.

745 Seventh Avenue

New York, New York 10019

Title:	Massachusetts RRB Special Purpose Trust 2005-1
$[•] Rate Reduction Certificates

Principal amount, Price to Public, Underwriting Discounts and Commissions and Proceeds to Trust:

	Total Principal Amount of Class	Price to Public	Underwriting Discounts and Commissions	Proceeds to Trust	Scheduled Final Distribution Date	Final Termination Date
Per Class [•] Certificate

Per Class [•] Certificate

Per Class [•] Certificate

Per Class [•] Certificate

Per Class [•] Certificate

Total

Original Issue Discount (if any): $[•]

Redemption provisions:	Optional Redemption and Mandatory Redemption
as set forth in Article X of the Note Indenture

Closing Date, Time and Location:	[•], 2005
9:00 a.m., Eastern Standard Time
Boston, Massachusetts

Type of Offering: Delayed Offering

SCHEDULE II to the

Underwriting Agreement

Principal Amount of Certificates to be Purchased
Underwriters	Class [•] Certificates	Class [•] Certificates	Class [•] Certificates	Class [•] Certificates	Class [•] Certificates	Total
Goldman, Sachs & Co.

Lehman Brothers Inc.

[•]

[•]

[•]

[•]

[•]

[•]

[•]

[•]

[•]

[•]

Total

CERTIFICATE OF THE AGENCIES PURSUANT

TO FINANCING ORDER APPROVING FINAL TERMS AND

CONDITIONS OF BEC FUNDING II, LLC NOTES, CEC FUNDING, LLC NOTES AND

MASSACHUSETTS RRB SPECIAL PURPOSE TRUST 2005-1 RATE REDUCTION

CERTIFICATES

Pursuant to order number [24] of the Financing Order, Massachusetts Development Finance Agency and the Massachusetts Health and Educational Facilities Authority (collectively, the “Agencies”), hereby approve the final terms and conditions of the BEC Funding II, LLC Notes and the CEC Funding, LLC Notes (the “Notes”) and the Massachusetts RRB Special Purpose Trust 2005-1 Rate Reduction Certificates (the “Certificates”), as set forth in the underwriting agreement dated as of [•], 2005 by and among BEC Funding II, LLC, Boston Edison Company, CEC Funding, LLC, Commonwealth Electric Company, Goldman, Sachs & Co. and Lehman Brothers Inc., as representatives (the “Representatives”) of the Underwriters named therein (the “Underwriting Agreement”).

In furtherance of this approval, the Agencies shall cause the Massachusetts RRB Special Purpose Trust 2005-1 to be formed as a Delaware business trust (the “Trust”) prior to the Closing Date, and to issue the Certificates and otherwise comply with the terms and conditions of the Underwriting Agreement.

BEC Funding II, LLC, CEC Funding, LLC, Boston Edison Company, Commonwealth Electric Company and the Representatives are entitled to rely on this certificate as if this certificate were a part of, and the Agencies were parties to, the Underwriting Agreement.

Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Underwriting Agreement.

Dated: [•], 2005

MASSACHUSETTS DEVELOPMENT FINANCE AGENCY

By:
Name:
Title:

MASSACHUSETTS HEALTH AND EDUCATIONAL FACILITIES AUTHORITY

By:
Name:
Title: